JPMorgan Funds - J.P. Morgan Mutual Fund Group
Rule 10f-3 Transactions
For the period from September 1, 2011 to February 29, 2012

The following securities were purchased pursuant to Rule 10f-3 and all requirements of the Rule 10f-3 Procedures of the Funds:

Fund JPMorgan Short Term Bond Fund II
Trade Date 9/8/2011
Issuer AmeriCredit Auto Receivables Trust 2011-4 A3 (AMCAR 2011-4 A3
1.17% May 9, 2016)
Cusip 03064RAC
Bonds 71,000
Offering Price $99.99756
Spread 0.35%
Cost $70,998
Dealer Executing Trade Deutsche Bank Securities
% of Offering  purchased by firm 15.13%
Syndicate Members Credit Suisse, Deutsche Bank, Barclays Capital, JPMorgan
Fund JPMorgan Short Term Bond Fund II
Trade Date 9/14/2011
Issuer CarMax Auto Owner Trust 2011-2 A4 (CARMX 2011-2 A4 1.35%
February 15, 2017)
Cusip 14313DAD
Bonds 113,000
Offering Price $99.97246
Spread 0.30%
Cost $112,969
Dealer Executing Trade Wells Fargo Advisors
% of Offering  purchased by firm 7.80%
Syndicate Members BankAmerica Merrill Lynch, JPMorgan, Barclays Capital,
Wells Fargo
Fund JPMorgan Short Term Bond Fund II
Trade Date 11/16/2011
Issuer BHP Billiton Finance (USA) Limited (BHP 1.125% November 21,
2014)
Cusip 055451AJ
Bonds 71,000
Offering Price $99.64500
Spread 0.25%
Cost $70,748
Dealer Executing Trade Barclays Capital Inc.
% of Offering  purchased by firm 2.63%
Syndicate Members Barclays capital, JPMorgan, ANZ Securities, Banca Caboto,
BBVA Securities, BNP Paribas, CIBC Capital, Credit Agricole, ING Financial
Markets, Lloyds Securities, Mitsubishi UFJ Securities, Mizuho Securities,
nabSecurities, Santander Investmeent Securities, Scotia Capital, SG
Americas Securities, SMBC Nikko Capital, Standard Chartered Bank, TD
Securities, UBS Securities, UniCredit Securities
Fund JPMorgan Short Term Bond Fund II
Trade Date 11/30/2011
Issuer Transocean Inc (RIG 5.05% December 15,  2016)
Cusip 893830BA
Bonds 20,000
Offering Price $99.90600
Spread 0.60%
Cost $19,981
Dealer Executing Trade Barclays Capital Inc.
% of Offering  purchased by firm 0.30%
Syndicate Members Barclays Capital, Citigroup Global Markets, Credit
Suisse, JPMorgan, Mitsubishi UFJ Securities, Wells Fargo, Credit Agricole,
DNB Nor Markets, Goldman Sachs, Standard Chartered Bank
Fund JPMorgan Short Term Bond Fund II
Trade Date 2/1/2012
Issuer Petrobras International Finance Company (PETBRA 3.50% February
6, 2017)
Cusip 71645WAU
Bonds 43,000
Offering Price $99.41900
Spread 0.25%
Cost $42,750
Dealer Executing Trade Citigroup Global Markets
% of Offering  purchased by firm 0.46%
Syndicate Members Banc Itau, BB Securities, Citigroup Global Markets,
JPMorgan, Morgan Stanley, Santander Investment Securities, Banco
Votorantim, Mitsubishi UFJ Securities